                                                         SWING-N-SLIDE CORP.
                                           Computation of Earnings to Fixed Charges Ratio
                                              (Amounts in Thousands, Except Ratio Data)




                                                                                                             Company

                                      Predecessor (Note 1)

                                      Year Ended             Year Ended              Year Ended     Year Ended      Year Ended
                                     December 31,         December 31, 1982         December 31,   December 31,    December 31,
                                         1991        to Jan. 31      from Feb. 1        1993           1994            1995

    Income (loss) before income
     taxes & extraordinary item             $9,745          $1,391         $3,942         $12,569         $7,378          $6,727
    Interest expense                           272              14          7,084           1,149            529           4,312

    Amortization of deferred
     financing costs                             0               0            220              60             16             281
                                            ------          ------        -------         -------         ------         -------

    Earnings                               $10,017          $1,405        $11,246         $13,778         $7,923         $11,320
                                            ======          ======        =======         =======         ======         =======

    Interest expense                          $272             $14         $7,084          $1,149           $529          $4,312

    Amortization of deferred
     financing costs                             0               0            220              60             16             281
                                            ------          ------         ------          ------         ------          ------

    Fixed Charges                             $272             $14         $7,304          $1,209           $545          $4,593
                                            ======          ======         ======          ======          =====          ======

    Ratio of earnings to fixed
     charges                                 36.83          100.36           1.54           11.40          14.54            2.46
                                             =====          ======         ======          ======          =====          ======

                                                                             Pro Forma

                                         Three Months    Three Months    Year Ended   Year Ended
                                          Ended March    Ended March     December 31,   March 31,
                                           31, 1995        31, 1996         1995         1996

    Income (loss) before income               $2,008       ($1,414)         $6,652    ($1,432)
     taxes & extraordinary item

    Interest expense                           1,161          1,014          4,362       1,026

    Amortization of deferred
     financing costs                              65             73            306          79
                                             -------        -------       --------     -------
    Earnings                                  $3,236         ($327)        $11,320      ($327)
                                              ======        =======       ========     =======
    Interest expense                          $1,161         $1,014         $4,362      $1,026

    Amortization of deferred
     financing costs                              66             73            306          79
                                             -------        -------        -------     -------
    Fixed Charges                             $1,227         $1,087         $4,668      $1,105
                                              ======        =======        =======     =======
    Ratio of earnings to fixed
     charges                                    2.64       (Note 2)           2.43    (Note 2)
                                               =====                         =====

   NOTE 1:  Swing-N-Slide Corp. was formed in January 1992 and acquired substantially all of the assets and business of the
   "Predecessor Company" on January 31, 1992.

   NOTE 2:  Earnings were less than fixed charges by $1,414 and $1,432 for the three months ended March 31, 1996 and the pro forma three months ended March 31, 1996.